UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 18, 2009
DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2775, Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)
(303) 633-2900

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.
Underwriting Agreement
     On November 19, 2009, DCP Midstream Partners, LP (the “Partnership”) and certain of its affiliates (collectively, the “Partnership Parties”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”) providing for the issuance and sale by the Partnership, and the purchase by the Underwriters, of 2,500,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $25.40 per Common Unit (the “Offering”). The Common Units sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to the Partnership’s effective Shelf Registration Statement on Form S-3 (File No. 333-142278). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 375,000 Common Units to cover over-allotments, if any, on the same terms as those Common Units sold by the Partnership.
     In the Underwriting Agreement, the Partnership Parties agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.
     Some of the underwriters and their affiliates have performed investment banking, commercial banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time in the future, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of their business. Affiliates of Barclays Capital Inc., Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are lenders under the Partnership’s credit facility and receive customary fees for such services. Additionally, because the Partnership intends to repay borrowings under its credit facility with proceeds from the Offering, such affiliates will receive a portion of the proceeds from the Offering upon the repayment of such borrowings by the Partnership.
Item 7.01 Regulation FD Disclosure.
     On November 18, 2009, the Partnership issued a press release announcing that it had entered into an agreement with a subsidiary of DTE Energy Resources to acquire certain natural gas gathering and treating assets for $45.1 million. A copy of the press release is furnished as Exhibit 99.1 hereto.
     On November 19, 2009, the Partnership issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 hereto.

     In accordance with General Instruction B.2 of Form 8-K, each press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

Exhibit 1.1	Underwriting Agreement dated as of November 19, 2009 among DCP Midstream Partners, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC and Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Holland & Hart LLP

Exhibit 8.1	Opinion of Holland & Hart LLP

Exhibit 23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1 hereto)

Exhibit 23.2	Consent of Holland & Hart LLP (included in Exhibit 8.1 hereto)

Exhibit 99.1	Press Release dated November 18, 2009.

Exhibit 99.2	Press Release dated November 19, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP
By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards
	Name:	Michael S. Richards
	Title:	Vice President, General Counsel and Secretary

November 19, 2009

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 1.1	Underwriting Agreement dated as of November 19, 2009 among DCP Midstream Partners, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC and Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Holland & Hart LLP

Exhibit 8.1	Opinion of Holland & Hart LLP

Exhibit 23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1 hereto)

Exhibit 23.2	Consent of Holland & Hart LLP (included in Exhibit 8.1 hereto)

Exhibit 99.1	Press Release dated November 18, 2009

Exhibit 99.2	Press Release dated November 19, 2009